Exhibit 99.2

Zendesk, Inc. Announces Pricing of Private Offering of $500 million of 0.25% Convertible Senior Notes due 2023

San Francisco – March 16, 2018 – Zendesk, Inc. (NYSE: ZEN) (“Zendesk”) today announced the pricing of $500 million aggregate principal amount of Convertible Senior Notes due 2023 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Zendesk has granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of the Notes. The sale of the notes to the initial purchasers is expected to settle on March 20, 2018, subject to customary closing conditions, and is expected to result in approximately $486.3 million in net proceeds to Zendesk after deducting the initial purchasers’ discount and estimated offering expenses payable by Zendesk (assuming no exercise of the initial purchasers’ option to purchase additional notes).

The Notes will be senior, unsecured obligations of Zendesk, and will bear interest at a rate of 0.25% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The Notes will mature on March 15, 2023, unless earlier repurchased or converted. Zendesk may not redeem the Notes prior to their maturity. Holders of the Notes will have the right to require Zendesk to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest.

The initial conversion rate for the Notes is 15.8554 shares of Zendesk’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $63.07 per share, which represents a conversion premium of approximately 32.5% to the last reported sale price of Zendesk’s common stock on the New York Stock Exchange on March 15, 2018). Prior to the close of business on the business day immediately preceding December 15, 2022, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. Thereafter until the close of business on the second scheduled trading day preceding the maturity date, the Notes will be convertible at the option of the holders of Notes at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of Zendesk’s common stock or a combination thereof, at Zendesk’s election.

In connection with the pricing of the Notes, Zendesk entered into capped call transactions with one of the initial purchasers of the Offering and other financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to the common stock upon any conversion of Notes with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $95.20 per share, which represents a premium of approximately 100% over the last reported sale price of Zendesk’s common stock of $47.60 per share on March 15, 2018, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the Offering exercise their option to purchase additional Notes, Zendesk expects to enter into additional capped call transactions with the Option Counterparties.

Zendesk expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the common stock and/or purchase shares of Zendesk’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Zendesk’s common stock or the Notes at that time. In addition, Zendesk expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or by purchasing or selling shares of Zendesk’s common stock or other securities of Zendesk in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of common stock and value of the consideration that holders of Notes will receive upon conversion of the Notes. The capped call transactions have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Zendesk expects to use a portion of the net proceeds of the Offering to pay the cost of the capped call transactions described above and the remaining net proceeds from the Offering for working capital and other general corporate purposes. While Zendesk may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies, Zendesk has not entered into any agreements for any specific acquisitions at this time.

The Notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor the shares of Zendesk’s common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Zendesk’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale of the notes would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Zendesk

Zendesk builds software for better customer relationships. It empowers organizations to improve customer engagement and better understand their customers. Based in San Francisco, Zendesk has operations in North America, Europe, Asia, Australia, and South America.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, whether Zendesk will be able to consummate the Offering, the satisfaction of customary closing conditions with respect to the Offering, prevailing market conditions and the anticipated use of net proceeds of the Offering. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, and (ii) the impact of general economic, industry or political conditions in the United States or internationally.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time.

Source: Zendesk, Inc.

Contact:

Zendesk, Inc.

Investor Contact:

Marc Cabi, +1 415-852-3877

ir@zendesk.com

or

Media Contact:

Tian Lee, +1 415-231-0847

press@zendesk.com

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